Exhibit 10.7(c)

BANK RHODE ISLAND

AMENDMENT NO. 4

TO

2002 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                WHEREAS, under Article VIII of the Plan, the Compensation Committee may amend the Plan at any time, provided that such amendment shall not reduce the vested benefit of any Participant or amend Section 6.1 or 6.2 of the Plan without the consent of all Participants who have vested benefits under the Plan; and

                WHEREAS, under Section 3.1 of the Plan, the Compensation Committee has the authority to select from time to time those employees who will be Participants in the Plan and the Applicable Benefit Amount (as such terms are defined in the Plan); and

                WHEREAS, on July 19, 2005 and December 5, 2005, the Compensation Committee approved amending the Plan to provide an increased benefit under the Plan to Linda H. Simmons, subject to her insurability, and

                WHEREAS, the Compensation Committee has determined that Linda H. Simmons meets the insurability requirements for participation in the Plan: and

                WHEREAS, the Compensation Committee also wishes to amend the Plan to delete references to unvested benefits to Participants who have terminated their employment with the Bank.

                NOW, THEREFORE, the Plan is amended as follows:

1.             That Schedule B is amended in its entirety as set forth in the Schedule B attached hereto:

2.             All other provisions of the Plan shall remain in full force and effect and are hereby ratified, approved and confirmed.

                IN WITNESS WHEREOF, the Bank has caused this Amendment No. 4 to the 2002 Supplemental Executive Retirement Plan to be executed by its duly authorized officer as of the 21st day of February, 2006.

BANK RHODE ISLAND

/s/ John R. Berger
By:
John R. Berger,
Chairman of the Compensation
Committee

Attest:

/s/ Margaret D. Farrell

Secretary

SCHEDULE B

Participants:	Applicable Benefit Amount and Vesting
Merrill W. Sherman

70% of the Participant’s Average Compensation, minus: (i) $250,000, (ii) fifty percent (50%) of the Participant’s Primary Social Security Amount and (iii) the 401K Plan Benefit. Except as provided under Sections 3.2 (b) and 6.1, the Benefit Amount shall be vested as follows: 20% on November 1, 2005, 40% on November 1, 2006, 60% on November 1, 2007, 80% on November 1, 2008 and 100% on November 1, 2009.

Linda H. Simmons

$50,000 (the “Base Benefit Amount”) plus the Increased Benefit Amount, which shall be equal to 70% of the Participant’s Average Compensation, minus: (i) the vested portion of the Base Benefit Amount, (ii) fifty percent (50%) of the Participant’s Primary Social Security Amount and (iii) the 401K Plan Benefit (the “Increased Benefit Amount”, and together with the Base Benefit Amount (if any) the “Benefit Amount”). Except as provided under Sections 3.2(b) and 6.1, the Base Benefit Amount shall be vested as follows: 20% on November 1, 2009, 40% on November 1, 2010, 60% on November 1, 2011, 80% on November 1, 2012 and 100% on November 1, 2013 and the Increased Benefit Amount shall be vested as follows: 20% on August 1, 2010, 40% on August 1, 2011, 60% on August 1, 2012, 80% on August 1, 2013 and 100% on August 1, 2014.

James V. DeRentis

70% of the Participant’s Average Compensation, minus: (I) $35,000, (ii) fifty percent (50%) of the Participant’s Primary Social Security Amount and (iii) the 401K Plan Benefit. Except as provided under Sections 3.2 (b) and 6.1, the Benefit Amount shall be vested as follows: 20% on November 1, 2008, 40% on November 1, 2009, 60% on November 1, 2010, 80% on November 1, 2011 and 100% on November 1, 2012.

                Adjustment for Early Termination under Section 5.1(c):  The Applicable Benefit Amount with respect to a Participant who ceases to be an Employee for any reason prior to the Normal Retirement Date shall be that portion of the Participant’s Applicable Benefit Amount set forth above that can be provided by the amount the Bank has accrued on its books as a liability for the Participant’s benefit as of the date of the Participant’s early termination multiplied by the vested percentage as of such date of termination.

Change of Control Benefit Amount:

Participants:	Benefit Amount

Merrill W. Sherman	$131,034
Linda H. Simmons	$212,441
James V. DeRentis	$190,850